SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 9, 2004

LUMENIS LTD.

(Exact name of registrant as specified in its charter)

Israel	0-13012	N.A.
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 240, Yokneam, Israel	20692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

972-4-959-9000

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated August 9, 2004, announcing the preliminary financial results of Lumenis Ltd. (the “Company”) for the second quarter and six months ended June 30, 2004.

Item 12.	Results of Operations and Financial Condition.

On August 9, 2004, the Company issued a press release announcing preliminary financial results for the second quarter and six months ended June 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMENIS LTD. BY: /S/ Kevin Morano —————————————— Kevin Morano Senior Vice President

Dated: August 11, 2004

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2004, announcing the Company's preliminary financial results for the second quarter ended June 30, 2004.

4

Lumenis Announces Preliminary Second Quarter 2004 Results

YOKNEAM, Israel

August 09, 2004

LumenisTM Ltd. LUME.PK today announced preliminary unaudited financial results for the second quarter and six months ended June 30, 2004.

Revenues in the second quarter were $70.3 million compared with revenues in the second quarter of 2003 of $68.1 million. Net earnings for the second quarter were $1.1 million, or $0.03 per basic and diluted share. The Company had a net loss from continuing operations of $29.5 million in the second quarter of 2003, or $0.79 per share, and a net loss of $33.3 million or $0.89 per share after deducting a $3.8 million loss from discontinued operations. Net cash flow from operating activities was a positive $6.6 million in the second quarter of 2004 compared with a positive $6.0 million in the second quarter of 2003.

The results reported herein and in the attached financial statements do not reflect any of the adjustments referred to in the Company’s press release of May 3, 2004 concerning the results of the Audit Committee investigation. In addition, first and second quarter 2004 and full year 2003 results have not been reviewed or audited by independent external auditors and, as such, these results, as well as our historical statements, are subject to further change to reflect results of any such review or audit. There can be no assurance that any such changes will not be material.

Commenting on the results, Avner Raz, Lumenis President and Chief Executive Officer, said “The second quarter results are encouraging as they continue to reflect the benefits of our new organization. We are particularly encouraged by the reduced operating costs, good operating cash flow and modest improvement in revenue that allowed us to report positive operating income for the second quarter. While we were also able to report a small profit in the second quarter, these results included one-time or special gains associated with our WaveLight agreements. Our new organization continues to focus on improving operational efficiencies, customer service and positioning us for growth in our markets.”

Operating income for the second quarter of 2004 was $4.4 million and included expenses related to implementation of the Turnaround Plan of $0.5 million and a gain in cost of sales of $0.9 million from the settlement of two patent disputes. Operating expenses in the quarter, including restructuring costs of $0.5 million, were $31.4 million compared with $41.8 million in the second quarter 2003. Operating expenses in the second quarter of 2003 included provisions of $2.2 million for severance and litigation expenses.

Net income for the second quarter of 2004 of $1.1 million included Other Income of $1.8 million as a result of the Company’s new sales and marketing agreements with WaveLight Laser Technologie AG (“Wavelight”) of Erlangen, Germany. Under the new agreements, Lumenis will continue to be the exclusive distributor for the ALLEGRETTO WAVETM Excimer Laser in China, Hong Kong, Taiwan and Japan. Lumenis will no longer sell this product in the U.S. or in Europe. The Other Income included payment by Wavelight for the distribution rights in the U.S. and Europe, release from previously provided liabilities and other costs associated with the termination of the earlier agreements. Net loss for the second quarter of 2003 of $33.3 million included charges for inventory adjustments of $8.9 million primarily due to the processing of excess inventory in the second quarter, which was recovered at a lower value than previously estimated and a loss of $3.8 million related to the sale of Spectron, the Company’s industrial laser business. Additional charges in the second quarter of 2003 included $1.3 million for severance and an accrual for certain legal matters of $0.9 million.

In the second quarter of 2004, sales in the Americas were $34.1 million, compared to $30.4 million a year ago and $27.8 million in the first quarter of 2004. The Europe region had sales of $15.0 million, compared to revenue in the second quarter of 2003 of $15.3 million and to $17.9 million in the first quarter 2004. Second quarter sales in the Asia Pacific, China and Japan regions were $21.2 million compared with $22.3 million and $19.4 million in the second quarter of 2003 and the first quarter 2004, respectively.

Second quarter sales of Aesthetic products were $24.8 million, compared to $22.7 million in the year earlier period and $20.4 million in the first quarter of 2004. The improvement in second quarter sales reflects growth in the Americas largely due to sales of the new Lumenis OneTM, for which deliveries began in the second quarter.

The Surgical product line had total sales of $11.2 million in the second quarter, compared to $11.6 million in the same quarter a year ago and $12.4 million in the first quarter 2004. The Dental business had sales of $2.4 million, compared with $1.6 million in the second quarter of 2003 and $1.8 million in the first quarter of 2004.

Sales of Ophthalmic products in the second quarter were $16.3 million compared to $19.1 million in the same quarter a year ago and $16.1 million in the first quarter of 2004.

Service revenues were $15.4 million in the second quarter compared with $13.0 million in the same quarter a year ago and $14.5 million in the first quarter of 2004.

The Company had approximately $15 million in backlog at June 30, 2004 compared to $20 million at March 31, 2004.

Net cash flow from operating activities was $6.6 million in the second quarter of 2004. Net cash flow from investment activities also included a positive $1.7 million as a result of the WaveLight transaction.

At June 30, 2004, the Company’s cash position was $16.7 million and borrowing capacity under its committed lines of credit was an additional $19.2 million. Total debt was $200.5 million. Based on the preliminary unaudited results for the first and second quarters of 2004, the Company is in compliance with its covenants under its bank agreements.

As previously reported, a report prepared for the Audit Committee with respect to the Company’s internal investigation had concluded that the timing of the Company’s revenue recognition was inappropriate with respect to certain identified transactions. The aggregate effect of the Company’s accounting for the transactions identified in the report, as described more fully in the Company’s press release of May 3, 2004, was to cause revenues in 2001 and 2002 to be overstated, and revenues in 2003 to be understated.

The effect of the foregoing on the results of operations for the three and six-month periods ended June 30, 2003 was to cause revenues to be understated by approximately $3.1 million or 4.6% and $1.5 million or 1.0%, respectively. The effect of such understatement of revenues on previously reported earnings (loss), while not included in the report, is estimated, on a preliminary basis and subject to further adjustment, to decrease the net loss as reported in such periods by approximately $2.0 million and $0.9 million, respectively. Such adjustments, as well as any other adjustments which may arise from any further investigative activities, are not reflected in the attached financial statements.

As previously reported, the Audit Committee anticipates that a restatement of previously reported financial results may be appropriate, but intends to defer making a final decision pending completion of the audit by the Company’s independent accountants. As previously announced, the Company has recently engaged BDO Ziv Haft as its independent accountants.

Conference Call Information

The Lumenis Ltd. teleconference call and simultaneous web cast will be held on August 9, 2004 at 9:00 a.m. (EST) during which the company’s second quarter financial results will be discussed. To access the call, please dial one of the numbers below 5-10 minutes prior to the scheduled conference call time.

—	International Call-in number: (719) 457-2662
—	U.S. Call-in number: (800) 946-0786
—	Pass code: 663290

A replay of the conference call will be available after August 9, 2004 by dialing the numbers below.

—	International Call-in number: (719) 457-0820
—	U.S. Call-in number: (888) 203-1112
—	Pass code: 663290

The call can also be accessed via a live web cast on the Company’s website, located at www.lumenis.com after August 9, 2004.

About Lumenis

Lumenis is a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications. The Company offers a wide range of products along with extensive product support systems including training, education and service. Lumenis invests heavily in research and development to maintain and enhance its leading industry position. The Company holds numerous patents worldwide on its technologies. For more information about Lumenis and its products, log onto www.lumenis.com.

The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, the implementation and outcome of our Turnaround Plan, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject and the outcome of the investigation conducted by the Audit Committee; uncertainties relating to the Company’s continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contacts:

Kevin Morano
212-515-4180